             ----------------------------------------------------


              LOGO KNAPE & VOGT MANUFACTURING COMPANY 2700 OAK INDUSTRIAL DRIVE, N.E.
                                GRAND RAPIDS, MICHIGAN 49505

             -----       -----------------------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               October 17, 1997

    The Annual Meeting of Shareholders of Knape & Vogt Manufacturing Company will be held at the office of the Company, 2700 Oak Industrial Drive, N.E., Grand Rapids, Michigan, on Friday, October 17, 1997, at 1:30 p.m., local time, for the following purposes:

1. To elect two persons to the Board of Directors for terms expiring in 2000.

2. To consider and act upon a proposal to approve the Company's 1997 Stock In-centive Plan.

3. To transact such other business as may properly come before the meeting.

    Shareholders of record at the close of business August 29, 1997, will be entitled to vote at the meeting or any adjournment thereof.

Dated: September 17, 1997
Grand Rapids, Michigan.

                                                   LOGO
                                                   Richard C. Simkins
                                                      Secretary

                                                      DATED: SEPTEMBER 17, 1997

                      KNAPE & VOGT MANUFACTURING COMPANY
            2700 Oak Industrial Drive, N.E., Grand Rapids, MI 49505

                                PROXY STATEMENT

                      For Annual Meeting of Shareholders
                          To Be Held October 17, 1997

                  SOLICITATION OF PROXIES FOR ANNUAL MEETING

    This Proxy Statement is furnished to the shareholders of Knape & Vogt Man-ufacturing Company in connection with the solicitation by the Board of Direc-tors of proxies to be used at the Annual Meeting of Shareholders which will be held at the office of the Company, 2700 Oak Industrial Drive, N.E., Grand Rap-ids, Michigan, on October 17, 1997, at 1:30 p.m., local time. The Annual Meet-ing is being held for the purpose of electing two directors and to consider and act upon a proposal to approve the Company's 1997 Stock Incentive Plan.

    If a proxy in the form distributed by the Company's Board of Directors is properly executed and returned to the Company, the shares represented by the proxy will be voted at the Annual Meeting of Shareholders and at any adjourn-ment of that meeting. Where shareholders specify a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for the election of the nominees named by the Board of Di-rectors and for the adoption of the proposal to approve the Company's 1997 Stock Incentive Plan.

    A proxy may be revoked prior to its exercise by delivering a written no-tice of revocation to the Secretary of the Company, executing and delivering a proxy of a later date or attending the meeting and voting in person. Atten-dance at the meeting does not, however, automatically serve to revoke a proxy.

    Holders of the Company's Common Stock should complete an accompanying white proxy, and holders of the Company's Class B Common Stock should complete an accompanying blue proxy.

                 VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

    On August 29, 1997, the record date for determination of the shareholders entitled to vote at the Annual Meeting, there were outstanding 3,469,399 shares of Common Stock of the Company, each having one vote per share and 2,437,180 shares of Class B Common Stock, each having ten votes per share. The shares of Class B Common Stock are limited in their transferability but are convertible on a share-for-share basis into Common Stock. The Common Stock is entitled to elect, as a class, one quarter (rounded up) of the directors to be elected at each election of directors. The Common Stock and the Class B Common Stock vote together in the election of the remaining director nominees. Shares cannot be voted unless the shareholder is present at the meeting or repre-sented by proxy.

    The following table sets forth, as of July 31, 1997, information concern-ing persons known to management who may be deemed to be the beneficial owners of more than five percent of either class of the Company's stock.

                                   AMOUNT AND
                                    NATURE OF            PERCENT OF   PERCENT OF
       NAME AND ADDRESS            BENEFICIAL               EACH        COMMON
      OF BENEFICIAL OWNER           OWNERSHIP          CLASS OF STOCK   EQUITY
--------------------------------------------------------------------------------
                                 COMMON     CLASS B    COMMON CLASS B
                                 -------    -------    ------ -------
Knape & Vogt Manufacturing            --    304,425(1)    --   12.49%    5.16%
Company Profit Sharing Plan and
Knape & Vogt Manufacturing
Company Pension Plan
2700 Oak Industrial Drive, N.E.
Grand Rapids, MI 49505-6083
Dimensional Fund Advisors, Inc.  337,070(2)      --     9.73%     --     5.71%
1299 Ocean Avenue
Santa Monica, CA 90401
--------------------------------------------------------------------------------

(1) 304,425 shares of Class B Common Stock are held by Comerica Bank, as trustee of the Company's pension and profit sharing plans, of which Allan
    E. Perry, Richard C. Simkins, William R. Dutmers and John E. Fallon, as the members of the Profit Sharing and Pension Committee, share voting and dispositive power.

(2) Information provided by Dimensional Fund Advisors, Inc. ("Dimensional") indicates that Dimensional has sole voting power as to 227,540 shares of Common Stock and sole dispositive power as to 337,070 shares of Common Stock.

    Seven of the Company's directors, Mary Rita Cuddohy, William R. Dutmers, John E. Fallon, Herbert F. Knape, Raymond E. Knape, Richard S. Knape and Michael J. Kregor are related. They are grandchildren or great grandchildren of the Company's founder, John Knape (1863-1914). John

Knape had seven children and these individuals, their families and their de-scendants (the "Knape Family") at July 31, 1997, owned approximately 2,067,494 shares (85%) of the outstanding Class B Common Stock and 180,415 shares (5%) of the outstanding Common Stock, for approximately 75% of the total voting power of the Company. The Company believes Knape Family members owning at least a majority of the Company's outstanding Class B Common Stock have an un-derstanding that before taking any significant action with regard to their Company stock, they will consult with one or more of the directors of the Com-pany and inform such director or directors of their proposed action and rea-sons for such action. This understanding among Knape Family members, coupled with the fact that five of the seven branches of the Knape Family are repre-sented on the Board of Directors, could result in the Knape Family members taking a united position in response to attempts to acquire control of the Company through tender offers or proxy contests and, accordingly, could result in the Knape Family members effectively blocking any such attempts. However, there is no assurance that such united action would be taken.

                       SECURITY OWNERSHIP OF MANAGEMENT

    The following table shows, as of July 31, 1997, the number of shares bene-ficially owned by each of the Named Executives in the executive compensation tables of this proxy statement and by all directors and executive officers of the Company as a group.

                                   AMOUNT AND NATURE
                                          OF           PERCENT OF   PERCENT OF
             NAME OF                  BENEFICIAL          EACH        COMMON
        BENEFICIAL OWNER               OWNERSHIP     CLASS OF STOCK   EQUITY
------------------------------------------------------------------------------
                                   COMMON(1) CLASS B COMMON CLASS B
                                   --------- ------- ------ -------
Allan E. Perry                       25,909      --   *       *        *
Richard C. Simkins                   33,420      877  *       *        *
Michael G. Van Rooy                  15,700      --   *       *        *
Anthony R. Taylor                     6,650      --   *       *        *
John W. Vogus                         3,900      --   *       *        *
All executive officers and direc-
 tors as a group (12 persons)       126,779  442,777 3.66%  18.16%    9.64%
------------------------------------------------------------------------------

*Denotes ownership of less than one percent.

(1) This table includes the following shares of Common Stock subject to acquisition within sixty (60) days pursuant to the exercise of outstanding stock options: Allan E. Perry--20,500 shares; Richard C. Simkins--32,104 shares; Michael G. Van Rooy--15,700 shares; Anthony R. Taylor--6,650 shares; and John W. Vogus--3,550 shares.

                            DIRECTORS AND NOMINEES

    The Company's Articles of Incorporation provide for the division of the Board of Directors into three classes of nearly equal size with staggered three-year terms of office. Two persons have been nominated for election to the Board to serve three-year terms expiring at the 2000 Annual Meeting of Shareholders. The Board of Directors has nominated the following persons for election to the Company's Board of Directors: Allan E. Perry to be elected by the Common Stock voting as a class, and John E. Fallon to be elected by the Class B Common Stock and Common Stock voting together as a class.

    Holders of Common Stock should complete the accompanying white proxy, and holders of Class B Common Stock should complete the accompanying blue proxy. Unless otherwise directed by a shareholder's proxy, it is intended that the votes cast upon exercise of proxies in the form accompanying this statement will be in favor of electing the nominees as directors, all of whom are pres-ently serving as directors. The following pages of this Proxy Statement con-tain more information about the nominees.

    A plurality of the votes cast at the Annual Meeting is required to elect the nominees as directors of the Company. As such, the individual who receives the greatest number of votes cast by the holders of the Company's Common Stock, voting as a class, will be elected as a director, and the individual who receives the greatest number of votes cast by the holders of Common Stock and Class B Common Stock, voting together, will be elected as directors. Shares not voted at the meeting, whether by abstention, broker nonvote, or otherwise, will not be treated as votes cast at the meeting. Votes cast at the meeting and submitted by proxy will be tabulated by the Company.

    If any nominee becomes unavailable for election due to circumstances not now known, the accompanying proxy will be voted for such other person to be-come a director as the Board of Directors selects. The Board of Directors rec-ommends a vote FOR the election of all of the persons nominated by the Board.

                            PROPOSAL TO APPROVE THE
                      KNAPE & VOGT MANUFACTURING COMPANY
                           1997 STOCK INCENTIVE PLAN

    On August 25, 1997, the Board of Directors adopted the Knape & Vogt Manu-facturing Company 1997 Stock Incentive Plan (the "Stock Incentive Plan"), sub-ject to approval by the Company's shareholders. The Stock Incentive Plan per-mits the grant of stock options and restricted stock (collectively or individ-ually referred to as "Awards") to selected key employees of the Company and its subsidiaries. The following summary of the Stock Incentive Plan is subject to the specific provisions contained in the complete text of the Stock Incen-tive Plan set forth in Appendix A to this Proxy Statement. Capitalized terms not otherwise defined herein have the meanings set forth in the Stock Incen-tive Plan.

    Purpose. The purpose of the Stock Incentive Plan is to promote the long-term success of the Company for the benefit of its shareholders, through stock-based compensation, by aligning the personal interests of the Company's key employees with those of its shareholders. The Stock Incentive Plan is also designed to allow key employees of the Company and certain of its subsidiaries to participate in the Company's future, as well as to enable the Company to attract, retain, and reward such employees.

    Administration. The Stock Incentive Plan will be administered by the Exec-utive Compensation Committee of the Board of Directors (the "Committee"). The Committee is designated by the Board of Directors and must consist of not less than three directors. Each member of the Committee is required to be a "non-employee director" within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities and Exchange Act of 1934, as amended, and no member of the Committee is eligible to participate in the Stock Incentive Plan. Subject to the Company's Articles of Incorporation, Bylaws, and the pro-visions of the Stock Incentive Plan, the Committee has the authority, subject to approval by the Company's Board of Directors, to select key employees to whom Awards may be awarded; the type of Awards (or combination thereof) to be granted; the number of shares of Common Stock to be covered by each Award; the terms and conditions of any Award, such as conditions of forfeiture and vesting requirements; and to determine whether, to what extent and under what circumstances grants of Awards are to operate on a tandem basis and/or in con-junction with or apart from other cash compensation arrangements made by the Company other than under the terms of the Stock Incentive Plan. The Committee has the authority to adopt, alter and repeal rules, guidelines and practices governing the Stock Incentive Plan as necessary to interpret the Stock Incen-tive Plan and any Awards and to supervise the administration of the Stock In-centive Plan.

    Types of Awards. The Stock Incentive Plan provides for the granting of two types of Awards: stock options and restricted stock.

    Stock Options. An "Option" is a contractual right to purchase a number of shares at a future date at a specified price. An Option granted to an employee may be either an Incentive Stock Option, as defined in Section 422 of the In-ternal Revenue Code of 1986, as amended (the "Code"), or a Nonqualified Stock Option. The calculation of the number of Options that may be granted to an el-igible employee, and the method for determining their exercise price, is de-scribed below.

    Only employees who participate in the Company's new Economic Value Added
(EVA) Plan are eligible to receive Options under the Stock Incentive Plan. The EVA Plan, which is referenced in the Committee Report on Executive Compensa-tion, provides a framework within which management can make decisions that are intended to build long-term value for the Company and its shareholders rather than focus on short-term results. Under the EVA Plan, target bonuses are es-tablished for participants based on improvement in EVA (after-tax operating profit of the Company less a charge for the cost of the capital employed to generate that profit). The number of Options that may be granted to an em-ployee is determined by a formula contained in the Stock Incentive Plan. The formula is designed to simulate a purchase of an Option by the employee at a price equal to 5% of the current stock price of the shares covered by the Option. The employee first elects, prior to the beginning of the fiscal year, to waive and designate a portion of that employee's EVA target bonus for use in determining Option grants (the "EVA Bonus Option Amount"). The Option granted may be either an Incentive Stock Option or a Nonqualified Stock Option. At the end of the fis-cal year, if the employee's EVA target bonus is earned, the number of shares of Common Stock subject to any Option granted to the employee will be deter-mined by dividing that employee's EVA Bonus Option Amount by 5% of the fair market value of a share of Common Stock on the date of grant. The EVA Bonus Option Amount is not paid in consideration for the Option; it is merely a fig-ure utilized in the formula to determine the number of shares covered by an Option granted under the Stock Incentive Plan.

    The exercise price included in both Incentive Stock Options and Nonquali-fied Stock Options is a single fixed exercise price which must equal at least 100% of the fair market value of the stock at the date of grant, increased by a fixed percentage increase compounded annually over the term of the Option (the "Fixed Percentage Increase") determined in the manner described below. Fair market value, as to Incentive Stock Options, is the closing sale price per share of the Common Stock on the relevant valuation date on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"). Fair market value, as to Nonqualified Stock Options, is the average NASDAQ closing sale price per share of the Common Stock during the calendar month immediately preceding the relevant valuation date. The Fixed Percentage Increase is a per-centage equal to the yield on five-year U.S. Treasury securities plus 2%, less the projected dividend yield on the Company's Common Stock as determined by the Committee and the Board of Directors.

    The term of each Option is five years after the date the Option is grant-ed. Subject to certain exceptions provided in the Stock Incentive Plan, all Options granted under the Stock Incentive Plan vest and become exercisable three years after the date the Option was granted. The Stock Incentive Plan provides that all Awards will be fully vested and exercisable upon a "Change in Control" of the Company, as defined in the Stock Incentive Plan.

    The following example illustrates the calculation of the terms of a hypo-thetical Option grant under the Stock Incentive Plan. Assume (a) an executive of the Company has designated an EVA Bonus Option Amount of $10,000 which is subsequently earned, (b) the fair market value of Company stock on the date of grant is $18.00 per share, (c) the yield on 5-year U.S. Treasury securities is 6.2%, and (d) the projected, annual dividend yield is 3.65%.

    Example: NUMBER OF OPTION SHARES
             5% of $18.00 (the fair market value) is $0.90.
             Number of shares covered by Option = 11,111 ($10,000 / $0.90)

             EXERCISE PRICE
             The Fixed Percentage Increase would equal 4.55% (6.2% + 2% - 3.65%). Based upon the five-year term of the Option, the exercise price would equal $22.48 per share ($18.00 x 4.55%, compounded over five years).

As a result, for the Option to have economic value to the executive, the fair market value of the Company's Common Stock must exceed $22.48 per share. If the value of a share does not exceed that amount, the executive has lost the $10,000 bonus amount which was waived in order to obtain the Option. Moreover, before the executive could achieve any economic value, the Company's share-holders would realize an annual return of 8.2% (4.55% increase in stock price plus 3.65% dividend yield).

    Restricted Stock. "Restricted Stock" are shares of Common Stock granted to an employee subject to vesting requirements and other restrictions. Subject to adjustments as described below, no more than 50,000 shares of Restricted Stock may be issued under the Stock Incentive Plan. The Committee, subject to ap-proval by the Board of Directors, determines the eligible persons to receive Restricted Stock, the number of shares to be awarded, the price (if any) to be paid by the employee, the vesting schedule and forfeiture provisions, and all other terms or conditions of the Restricted Stock award. The Committee may condition the grant of Restricted Stock upon the achievement of specific busi-ness objectives and performance measures. The provisions of Restricted Stock need not be the same with respect to each employee who receives Restricted Stock. It is expected that Restricted Stock will be used in only limited and special situations. The Board of Directors has approved guidelines for the award of a limited number of shares of Restricted Stock as a means of making up the loss to executives resulting from dollar maximums imposed by federal law on the amounts which may be contributed on their behalf to the Company's profit sharing plan. Under these guidelines, the transfer of any shares awarded as Restricted Stock would be restricted until the executive's retire-ment. Currently, these guidelines would affect only two executives and the maximum number of shares that may be awarded as Restricted Stock in any year should not exceed a total of 1,500.

    Shares Subject to Stock Incentive Plan. Six hundred thousand (600,000) shares of Common Stock, $2.00 par value, are proposed to be set aside for use under the Stock Incentive Plan. The shares to be issued under the Stock Incen-tive Plan will be authorized and unissued shares, including shares reacquired by the Company which have that status. The number of shares that may be issued under the Stock Incentive Plan, the number of shares subject to Options, and the number of shares that are or may be issued as Restricted Stock are subject to adjustments in the event of a merger, reorganization, consolidation, recap-italization, dividend (other than ordinary cash dividends), stock splits, or other change in corporate structure affecting the Common Stock. Subject to certain restrictions, unexercised Options, lapsed shares of Restricted Stock, and shares surrendered in payment for exercising Options may be reissued under the Stock Incentive Plan. Subject to the above-described adjustment provi-sions, up to, but no more than, 200,000 shares of Common Stock in the aggre-gate may be covered by Options granted under the Stock Incentive Plan with re-spect to any fiscal year of the Company; provided, however, that if Options with respect to fewer than 200,000 shares are granted in any fiscal year, the 200,000 share limitation with respect to the following year shall be increased by the difference. If the formula for determining the number of shares covered by all Options would exceed the 200,000 share limitation, the number of shares covered by all Options granted with respect to that year will be proportionally reduced. As noted, no more than a total of 50,000 shares may be awarded under the Stock Incentive Plan as Restricted Stock.

    Term of Stock Incentive Plan and Amendments. The Board may at any time amend, discontinue, or terminate the Stock Incentive Plan or any part thereof; provided, however, that, unless otherwise required by law, the rights of a participant with respect to Awards granted before such amendment or termina-tion may not be impaired without the consent of such participant. In addition, without the approval of the Company's shareholders, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under the Stock Incentive Plan, (ii) change the definition of employees eligible to receive Awards under the Stock Incentive Plan, (iii) ex-tend the maximum option period under the Stock Incentive Plan, (iv) decrease the Option price of any Option to less than 100% of the fair market value on the date of grant, or (v) cause the Stock Incentive Plan not to comply with either Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or
Section 162(m) of the Code. The term of the Stock Incentive Plan is ten (10) years, and no Awards may be granted under the Stock Incentive Plan after June 30, 2007, although Awards granted prior to the termination date shall remain in effect and become exercisable pursuant to the terms of the Award and the Stock Incentive Plan.

    Eligibility. Eligibility is determined by the Committee, subject to ap-proval by the Company's Board of Directors. Key salaried employees of the Com-pany and certain of its subsidiaries are eligible to be granted Awards under the Stock Incentive Plan. The Stock Incentive Plan provides that Options may only be granted to employees who (i) participate in the Company's EVA Plan,
(ii) have designated an EVA Bonus Option Amount, and (iii) are entitled to an EVA Bonus. A key employee of the Company or its designated subsidiaries is el-igible to be granted Restricted Stock regardless of whether such employee is a participant in the EVA Plan. As of the date of this Proxy Statement, no Op-tions or Restricted Stock have been granted under the Stock Incentive Plan. On September 10, 1997, the closing sale price of the Company's stock was $17.75. It is not possible to predict the number or identity of future participants or, except as set forth in the Stock Incentive Plan, to describe the restric-tions that may be included in Award agreements. As of the date of this Proxy Statement, the Company and its designated subsidiaries had approximately 1,007 employees. Currently, forty-four employees are participants in the EVA Plan and, of those, forty have designated a portion for their EVA target bonus to be allocated for the acquisition of Options. If EVA objectives are achieved, up to a total of 200,000 shares could be optioned to these employees for the Company's fiscal year ending June 30, 1998.

    Participation and Assignability. Neither the Stock Incentive Plan nor any Award agreement granted under the Stock Incentive Plan entitles any partici-pant or other employee to any right to continued employment by the Company or any subsidiary. Generally, no Option under the Stock Incentive Plan may, ex-cept as otherwise specifically provided by law, be subject in any manner to assignment, transfer, or encumbrance. However, Nonqualified Stock Options may be transferred without consideration to (i) an immediate family member of the optionee, (ii) a trust for the benefit of the immediate family members of the optionee, or
(iii) a partnership or limited liability company whose only partners or mem-bers are immediate family members of the optionee, if the option holder satis-fies such conditions as may be required by the Committee.

    Federal Tax Consequences. The following summarizes the consequences of the grant and acquisition of Awards under the Stock Incentive Plan for federal in-come tax purposes, based on management's understanding of existing federal in-come tax laws. This summary is necessarily general in nature and does not pur-port to be complete. Also, state and local income tax consequences are not discussed, and may vary from locality to locality.

    Options. Stock Incentive Plan participants will not recognize taxable in-come at the time an Option is granted under the Stock Incentive Plan unless the Option has a readily ascertainable market value at the time of grant. Man-agement understands that Options to be granted under the Stock Incentive Plan will not have a readily ascertainable market value; therefore, income will not be recognized by participants before the time of exercise of an Option. For Nonqualified Stock Options, the difference between the fair market value of the shares at the time an Option is exercised and the Option exercise price generally will be treated as ordinary income to the optionee, in which case the Company will be entitled to a deduction equal to the amount of the optionee's ordinary income. With respect to Incentive Stock Options, partici-pants will not realize income for federal income tax purposes as a result of the exercise of such Options. In addition, if Common Stock acquired as a re-sult of the exercise of an Incentive Stock Option is disposed of more than two years after the date the Option is granted and more than one year after the date the Option was exercised, the entire gain, if any, realized upon disposi-tion of such Common Stock will be treated for federal income tax purposes as capital gain. Under these circumstances, no deduction will be allowable to the Company in connection with either the grant or exercise of an Incentive Stock Option. Exceptions to the general rules apply in the case of a "disqualifying disposition." If a participant disposes of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option before the expiration of one year after the date of exercise or two years after the date of grant, the sale of such stock will be treated as a "disqualifying disposition." As a re-sult, such a participant would recognize ordinary income and the Company would be entitled to a deduction in the year in which such disposition occurred.

    The amount of the deduction and the ordinary income recognized upon a dis-qualifying disposition would generally be equal to the lesser of: (a) the sale price of the shares sold minus the Option price, or (b) the fair market value of the shares at the time of exercise minus the Option price. If the disposi-tion is to a related party (such as a spouse, brother, sister, lineal descen-dant, or certain trusts for business entities in which the seller holds a di-rect or indirect interest), the ordinary income recognized generally is equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. Any additional gain recognized upon disposition, in excess of the ordinary income, will be taxable as capital gain. In addition, the exercise of Incentive Stock Options may result in an alternative minimum tax liability.

    Restricted Stock. Recipients of shares of Restricted Stock that are not "transferable" and are subject to "substantial risk of forfeiture" at the time of grant will not be subject to federal income taxes until the lapse or re-lease of the restrictions on sale of the shares, unless the recipient files a specific election under the Code to be taxed at the time of grant. The recipi-ent's income and the Company's deduction will be equal to the excess of the fair market value (or sale price) of the shares less any purchase price.

    Required Vote for Approval. The affirmative vote of a majority of the Company's Common Stock and Class B Common Stock voting as one class at the An-nual Meeting, by person or by proxy, is required to approve the Stock Incen-tive Plan. While broker nonvotes will not be treated as votes cast on the ap-proval of the Stock Incentive Plan, shares voted as abstentions will be counted as votes cast. Since a majority of the votes cast is required for ap-proval, the sum of any negative votes and abstentions will necessitate offset-ting affirmative votes to assure approval. Unless otherwise directed by mark-ing the accompanying proxy, the proxy holders named therein will vote for the approval of the Plan.

    The Board of Directors recommends a vote FOR the approval of the proposed Stock Incentive Plan.

               INFORMATION ABOUT DIRECTORS AND DIRECTOR NOMINEES

    The content of the following table is based upon information furnished to the Company by the directors and nominees as of July 31, 1997.

                                                            AMOUNT AND
                                                             NATURE OF
                                                            BENEFICIAL            PERCENT
                                                  YEAR       OWNERSHIP            OF CLASS    PERCENT
                      PRINCIPAL OCCUPATION       FIRST   -------------------    ------------    OF
                     (FOR MORE THAN 5 YEARS      BECAME                                CLASS  COMMON
NAME          AGE    UNLESS OTHERWISE NOTED)    DIRECTOR COMMON(1)   CLASS B    COMMON   B    EQUITY
-----------------------------------------------------------------------------------------------------
                  NOMINEES FOR ELECTION AS
                  DIRECTORS FOR TERMS
                  EXPIRING IN 2000
                  NOMINEE FOR ELECTION BY
                  HOLDERS OF COMMON
                  STOCK AND CLASS B STOCK
John E.        74 Private Investor                1969        --     107,710       *   4.42%   1.82%
Fallon(B)(C)      Spring Lake, MI
(D)(E)
                  NOMINEE FOR ELECTION BY
                  HOLDERS OF COMMON
                  STOCK
Allan E.       57 President and Chief             1990    25,909          --       *      *       *
Perry(A)(E)       Executive Officer of the
                  Company
                  DIRECTORS WHOSE TERMS
                  EXPIRE IN 1999
William R.     40 Private Investor                1996    22,100       1,700       *      *       *
Dutmers(A)        Muskegon, MI(2)
(B)(D)(E)
Richard S.     71 Private Investor                1986     2,178      45,625(3)    *   1.87%      *
Knape(A)          Grand Rapids, MI(3)
(D)
Michael J.     45 Vice President, National        1996     2,753      10,619       *      *       *
Kregor(B)(D)      Sales, Griffith Laboratories,
                  Alsip, IL(4)
Mary Rita      79 Private Investor                1985        --      96,409       *   3.95%   1.63%
Cuddohy(C)        Franklin, MI
(D)
                  DIRECTORS WHOSE TERMS
                  EXPIRE IN 1998
Raymond E.     65 Former Chairman and             1964    14,169(5)  119,623(5)    *   4.91%   2.27%
Knape(C)          Chief Executive Officer
                  of the Company(5)

                                                 AMOUNT AND NATURE OF      PERCENT
                                          YEAR   BENEFICIAL OWNERSHIP      OF CLASS    PERCENT
                 PRINCIPAL OCCUPATION    FIRST   ----------------------- ------------    OF
                (FOR MORE THAN 5 YEARS   BECAME                                 CLASS  COMMON
NAME        AGE UNLESS OTHERWISE NOTED) DIRECTOR  COMMON(1)   CLASS B    COMMON   B    EQUITY
----------------------------------------------------------------------------------------------
Herbert F.   74 President, Knape          1969            --      60,214    *   2.47%   1.02%
Knape(A)        Industries, Inc.,
(B)(C)(D)       Industrial Finishes
                Rockford, MI
Richard C.   54 Executive VP, CFO,        1993        33,420         877    *      *       *
Simkins(E)      Secretary and Treasurer
----------------------------------------------------------------------------------------------

*Denotes ownership of less than one percent.

(A) Member Executive Committee
(B) Member Audit Committee
(C) Member Nominating Committee
(D) Member Executive Compensation Committee
(E) Member Profit Sharing and Pension Committee

(1) This table includes the following shares of Common Stock subject to acquisition within 60 days by the exercise of outstanding stock options:
    Allan E. Perry--20,500 shares, and Richard C. Simkins--32,104 shares.
(2) William R. Dutmers was elected to the Board of Directors on April 19, 1996. Mr. Dutmers currently is a private investor. Mr. Dutmers was President of G & L, Inc., a business consulting firm, from 1991 to 1997. Mr. Dutmers was also president and owner of G & L Restaurants from 1986 until 1995, when he sold the company.
(3) Richard S. Knape's shares include 25,219 shares of Class B Common Stock owned by members of the Richard S. Knape family as to which he disclaims beneficial ownership.
(4) Michael J. Kregor was elected to the Board of Directors on April 19, 1996. Mr. Kregor is Vice President-National Sales of Griffith Laboratories, a position he started in 1996. From 1987 to 1996, Mr. Kregor held various vice presidential positions in the marketing and sales area at Nestle.
(5) Raymond E. Knape retired from Knape & Vogt Manufacturing Company in fiscal 1997 after 32 years as an officer and director and had held the position as Chairman and CEO since 1985. Mr. Knape has 4,169 shares of Common Stock and 17,446 shares of Class B Common Stock with respect to which Mr. Knape holds exclusive voting and dispositive power under trust and power of attorney, but in which Mr. Knape has no financial interest. Mr. Knape has 10,000 shares of Common Stock and 46,285 shares of Class B Common Stock held by Comerica Bank, as trustee of the Company's profit sharing plan, of which Mr. Knape has sole voting and dispositive power. Mr. Knape directly owns 55,892 shares of Class B Common Stock.

    The Board of Directors, which had six meetings in the last fiscal year, has a standing Audit Committee, Nominating Committee and an Executive Compen-sation Committee. The responsibilities of the Audit Committee, which met four times in the last fiscal year, include making recommendations on the choice of independent public accountants and reviewing financial matters with such ac-countants, internal auditors, and management. The Nominating Committee, which met once during the last fiscal year, selects and presents to the Board of Di-rectors candidates for election to fill vacancies on the Board. The Committee will consider nominees recommended by shareholders, provided recommendations are submitted in writing, including a description of the proposed nominee's qualifications and other relevant biographical data, to Mary Rita Cuddohy (chairperson of the committee) at 2700 Oak Industrial Drive, N.E., Grand Rap-ids, Michigan 49505. The Executive Compensation Committee met five times dur-ing the last fiscal year. The Committee makes recommendations to the Board of Directors relating to compensation matters and fringe benefits for officers and participants in the supplemental executive retirement, bonus, and stock option plans.

    Directors who are not employees of the Company are compensated at the rate of $2,500 for each Board meeting attended and $1,250 for each Committee meet-ing held at times other than immediately preceding or subsequent to a Board meeting. Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings.

    All directors attended at least three-fourths of the aggregate number of meetings of the Board and Board committees which they were eligible to attend.

                  COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Board's Executive Compensation Committee is made up of six nonemployee members of the Board of Directors. Its function is to investigate and recom-mend to the Board the base pay, short-term incentive bonuses, and long-term (stock option) incentives payable by the Company based on Company and execu-tive performances for the last completed fiscal year. The Committee also rec-ommends the annual rate of Company contribution to the Profit Sharing Retire-ment Plan Trust and the nomination of new employees to participate in the Sup-plemental Executive Retirement Plan.

    The goals of the compensation plan are to apply a consistent policy of compensation to all employees, to pay competitive base pay to attract and re-tain executive officers who contribute to the long-term success of the Compa-ny, and to design and implement both short and long-term incentive programs to reward individual contributions to Company performance and success.

    A substantial portion of the annual compensation of each officer must re-late to, and be contingent on, the performance of the Company. Outstanding performance, measured in terms of profit growth and total shareholder return, should generate rewards for senior executives and key employees.

                            COMPETITIVE BASE RATES

    The Company is committed to providing a competitive base pay to help at-tract and retain the best people in the industry. To ensure that base salaries are competitive, local and national association annual reports, as well as special individual position data and total compensation reports by management consultants, are utilized annually. The goal is to ensure that the base sala-ries of the Company's executives compare favorably with executives with simi-lar responsibilities in like companies in comparable industries.

    Formal job descriptions outlining the duties, primary functions and basic and peripheral responsibilities of each executive position are utilized in placing each in the salary ranges, and the individuals' relative responsibili-ties and annual performances are used to adjust specific base salary.

    Senior executives' salary recommendations include a review and discussion of the executives' individual performance, and the relationship to the Company's performance for the last fiscal year. These include meeting strate-gic and business plan goals, operating profit, performance relative to compet-itors, and timely new product introductions. Individual performance is evalu-ated according to organizational and management development and the fostering of teamwork and Company values.

    The same evaluation system is applied to the Company's CEO. Consistent with the Company's existing policies and practices, the Executive Compensation Committee reviewed available compensation data from the Company's peers and evaluated Mr. Perry's contributions to the Company as well as his experience and expertise. The Executive Compensation Committee also took into considera-tion the performance of the Company, including strategic and business plan goals, operating profit, performance relative to competitors and timely new product introduction. It is expected that Mr. Perry's total compensation in future years will be determined in part by the Economic Value Added program discussed below.

    The Executive Compensation Committee met six times during the 1997 fiscal year. These meetings dealt with base salary adjustments to changes in officer responsibilities, competitive compensation rates, the establishment and imple-mentation of the Economic Value Added (EVA) program, setting up of EVA based incentive formulas for officers starting with the 1998 fiscal year, a Change in Control Management Continuity Agreement for officers, and establishing the SERP Benefit formula for the retiring Chairman and CEO, Raymond E. Knape. Ad-ditional meetings were held with consultants, Stern Stewart & Co., regarding the EVA program and its implementation. For the 1997 fiscal year, the Company's Short and Long-Term Incentive Programs were in effect. The Board of Directors has adopted the EVA program for the 1998 fiscal year, and the EVA-based Incentive Program will replace the former incentive programs.

                         PERFORMANCE-BASED INCENTIVES

    Since 1987, the Company has rewarded its officers and managers, as well as those of its subsidiaries, with an annual short-term incentive bonus based on the attainment of sales and profit objectives and also with long-term incen-tives. The short-term incentive bonus is calculated by a formula which rewards executives according to the degree that the Company achieves target goals of return on shareholders' equity and on sales growth percentage. The formula is designed to recognize each executive's position of responsibility for and con-tribution to meeting or exceeding the targets. The incentive bonus is calcu-lated monthly and calculations are reviewed by executives and the Executive Compensation Committee. The short-term incentive bonus is paid at the comple-tion of the fiscal year based on year-end results. The Committee reviews the formula targets and percentages yearly for appropriateness and individual ex-ecutives in the plan. Similar plans, administered by management, cover nonsenior executives and general employees under a Cash Profit Sharing Bonus Plan.

                             SHORT-TERM INCENTIVE

    The Company's Mission Statement has set goals of 10% annual growth in sales and a 15% return on equity. The formula for computing an executive's short-term incentive bonus is based on both of these objectives, whereby per-formance based on return on equity and sales growth is allocated a weight of 75% and 25%, respectively. Once a minimum of 10% return on equity is achieved, executives can earn up to 130% of target for a return on equity of 18% or more. Similarly, once a minimum of 5% sales growth is achieved, executives can earn up to 45% of target for sales growth of 13% or more.

    For fiscal years 1995, 1996 and 1997 the target incentives were set at 45% of base salary for the CEO and President; 35% for other officers of the Compa-ny; 15% for middle managers of the Company and 20% for officers of subsidiar-ies.

                              LONG-TERM INCENTIVE

    The Company also provides long-term incentives in the form of stock op-tions. A stock option list is recommended by the Committee to the Board annu-ally. This year the list included ten senior executives and 59 other key em-ployees. These options are meant to recognize their individual contribution to the long-term profit objectives of the Company.

    Based on Company performance in 1996, the Committee recommended and the Board approved the issuance of stock options on October 18, 1996, of 8,000 shares each for Mr. Perry, Mr. Simkins, and Mr. Van Rooy, and of 2,000 shares each for Mr. Vogus and Mr. Taylor. Other subsidiary officers, middle management and other key employees were awarded options of 1,000, 500, or 250 shares for a total option award of 50,000.

    In addition, the Company has for many years made a yearly contribution to the Profit Sharing Retirement Plan for all executives. The percentage of profit allocated and the percentage of each executive's compensation to be contributed to that plan is recommended to the Board by the Committee. For fiscal 1997, the Company contributed an amount equal to 9% of executives' base salaries (limited to a maximum of $150,000) to the Profit Sharing Retirement Plan.

    The Company also maintains a Supplemental Executive Retirement Plan (SERP) originally designed to assure new executive hirees the security of an ongoing retirement plan in their first years of employment with the Company. The Com-mittee recommends eligibility of new members in this plan to the Board and oversees its application.

                                  EVA PROGRAM

    Economic Value Added (EVA) is a financial measure that closely ties man-agement's operating decisions to shareholders' interests. EVA is the after-tax operating profits that remain after subtracting the cost of capital employed to generate that profit. EVA was implemented in fiscal 1998 to improve the Company's performance under this financial measure. As mentioned previously, the Board of Directors has adopted the EVA incentive compensation program for fiscal 1998. This program replaces the Company's short-term incentive bonus program which was based on sales growth and return on equity. If the 1997 Stock Incentive Plan is approved by the shareholders, it will replace the for-mer long-term incentive stock option program. The new plan utilizes leveraged stock options which are intended to more closely link incentive awards to the creation of shareholder wealth.

    Submitted by the Executive Compensation Committee

    Herbert F. Knape                  Mary Rita Cuddohy
    John E. Fallon                    Richard S. Knape
    William R. Dutmers                Michael J. Kregor

                          SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation received by the Company's CEO and the other four most highly compensated executive officers of the Com-pany (the "Named Executives") for each of the three fiscal years ended June 30, 1997, 1996, and 1995.

                                                     LONG-TERM
                                       ANNUAL       COMPENSATION
                                    COMPENSATION       AWARDS
                                 ------------------ ------------
                                                     SECURITIES
                                                     UNDERLYING     ALL OTHER
NAME & PRINCIPAL POSITION   YEAR SALARY(1) BONUS(2) OPTIONS (#)  COMPENSATION(3)
--------------------------------------------------------------------------------
Allan E. Perry              1997 $256,000  $69,939     8,000         $15,862
President and Chief         1996  210,000    -0-       4,000          12,862
Executive Officer           1995  195,500   39,315     3,000          12,862
Richard C. Simkins          1997 $187,200  $39,780     8,000         $15,937
Executive VP, CFO,          1996  156,000    -0-       4,000          12,937
Secretary and Treasurer     1995  149,000   22,469     3,000          12,867
Michael G. Van Rooy         1997 $150,000  $31,875     8,000         $15,155
Vice President-Manufactur-  1996  128,000    -0-       4,000          10,615
ing                         1995  106,333   17,417     1,500           9,740
Anthony R. Taylor           1997 $117,476  $14,262     2,000         $ 1,755
President-KV Canada         1996  108,119    7,024     1,500           1,767
                            1995   92,954   19,325     1,500           1,744
John W. Vogus               1997 $114,290  $13,875     2,000         $10,286
Vice President-Sales and    1996  101,269   11,595       500           7,089
Marketing                   1995   89,520    8,452       500           6,336
--------------------------------------------------------------------------------

(1) Includes amounts deferred by employees pursuant to Section 401(k) of the Internal Revenue Code.

(2) Represents amounts earned under the Company's short-term incentive bonus plan.

(3) The amounts disclosed in this column include: (a) amounts contributed by the Company to the Company's profit sharing plan for fiscal 1997, pursuant to which substantially all salaried employees of the Company participate, in the following amounts: Mr. Perry $13,500; Mr. Simkins $13,500; Mr. Van Rooy $13,500; and Mr. Vogus $10,286; and (b) payments by the Company in fiscal 1997 of premiums for term life insurance for the benefit of the Named Executives, in the following amounts: Mr. Perry $2,362; Mr. Simkins $2,437; Mr. Van Rooy $1,655; and Mr. Taylor $1,755.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information on options granted to the Named Executives during the year ended June 30, 1997.

                              INDIVIDUAL GRANTS
------------------------------------------------------------------------------
                                                                               POTENTIAL REALIZABLE
                                                                                 VALUE AT ASSUMED
                                                                                 ANNUAL RATES OF
                      NUMBER OF                                                    STOCK PRICE
                     SECURITIES   PERCENT OF TOTAL                               APPRECIATION FOR
                     UNDERLYING  OPTIONS GRANTED TO   EXERCISE OR                OPTION TERM (4)
                       OPTIONS      EMPLOYEES IN      BASE PRICE    EXPIRATION --------------------
NAME                 GRANTED (1)  FISCAL YEAR (2)   (PER SHARE) (3)    DATE       5%        10%
---------------------------------------------------------------------------------------------------
Allan E. Perry          8,000          16.0%            $15.50       10/18/06  $  77,983 $  187,249
Richard C. Simkins      8,000          16.0%            $15.50       10/18/06  $  77,983 $  187,249
Michael G. Van Rooy     8,000          16.0%            $15.50       10/18/06  $  77,983 $  187,249
Anthony R. Taylor       2,000           4.0%            $15.50       10/18/06  $  19,496 $   46,812
John W. Vogus           2,000           4.0%            $15.50       10/18/06  $  19,496 $   46,812
---------------------------------------------------------------------------------------------------

(1) Indicates number of shares that may be purchased pursuant to options granted under the Company's 1987 Stock Option Plan.

(2) The Company granted options covering 50,000 shares to eligible employees of the Company and its subsidiaries.

(3) The exercise price equals the prevailing market price of the Company's Common Stock on the date of grant. The exercise price may be paid in cash, by the delivery of previously owned shares, or a combination thereof.

(4) These potential realizable values are based on assumed rates of appreciation in the market value of the Company's Common Stock over the entire option period and without any discount to present value. There can be no assurances that the amounts reflected in this table will be achieved.

               AGGREGATED STOCK OPTION EXERCISES IN FISCAL 1997
                          AND YEAR END OPTION VALUES

    The following table provides information on the number and value of unex-ercised options at June 30, 1997. No options were exercised by the Named Exec-utives during fiscal 1997.

                   NUMBER OF UNEXERCISED      VALUE OF UNEXERCISED IN THE
                 OPTIONS AT JUNE 30, 1997  MONEY OPTIONS AT JUNE 30, 1997(1)
                 ------------------------- ---------------------------------
     NAME        EXERCISABLE UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
------------------------------------------------------------------------------
Allan E. Perry     20,500         -0-        $           10,750            -0-
Richard C. Sim-
 kins              32,104         -0-        $           63,051            -0-
Michael G. Van
 Rooy              15,700         -0-        $            8,550            -0-
Anthony R. Tay-
 lor                6,650         -0-        $            2,500            -0-
John W. Vogus       3,550         -0-        $            1,500            -0-
------------------------------------------------------------------------------

(1) Values are based on the difference between the closing price of the Company's Common Stock on June 30, 1997, ($16.00) and the exercise prices of the options.

               CHANGE IN CONTROL MANAGEMENT CONTINUITY AGREEMENT

    On July 1, 1997, the Company, by its Board of Directors and on recommenda-tion of its Executive Compensation Committee, entered into individual Manage-ment Continuity Agreements with Messrs. Perry, Simkins, Van Rooy and Vogus. These agreements provide severance benefits if the executive's employment is terminated within 36 months after a change in control or within 6 months be-fore a change in control if the Company terminates his employment in contem-plation of a change in control and to avoid the agreement. For the purposes of these agreements, a "change in control" is any acquisition of 51% or more of the voting power of the Company's securities, an extraordinary change in the composition of the Board of Directors, or certain other specified events. Sev-erance benefits will not be payable if the Company terminates the employment for cause, if employment terminates due to the executive's death or disabili-ty, or if the executive resigns without good reason. An executive may resign with "good reason" after a change in control and retain benefits if the Com-pany reduces the executive's salary or bonus, assigns duties materially dif-ferent from or inconsistent with the executive's prior position, or shifts the executives job location more than 40 miles. The agreements are for an initial term of 3 years, which may be extended for 3 additional years if the Board of Directors specifically approves such an extension. Each agreement is automati-cally extended for a 3-year term from the date of a change of control. These agreements provide a severance benefit of a lump-sum payment equal to 2 1/2 times yearly salary and incentives and continuation of certain health, insur-ance and other benefits for three years. The obligations of these agreements would be assumed by any successor corporation on change in control.

                     SHAREHOLDER RETURN PERFORMANCE GRAPH

    The following graph shows the cumulative total shareholder return on an investment in the Company's Common Stock compared to the cumulative total re-turn of the NASDAQ market for U.S. companies and a peer group of NASDAQ traded companies with the same Standard Industrial Classification (SIC) code as that of the Company's. The comparison assumes a $100 dollar investment on June 30, 1992, and the reinvestment of dividends.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                             PERFORMANCE GRAPH FOR
                      KNAPE & VOGT MANUFACTURING COMPANY

                                     LOGO

    The dollar values for total shareholder return plotted in the graph above are shown in the table below.

                                 6/30/92 6/30/93 6/30/94 6/30/95 6/30/96 6/30/97
Knape & Vogt Manufacturing Com-
 pany                             100.0    96.0   121.6   108.0   118.5   125.5
NASDAQ Stock Market (US Compa-
 nies)                            100.0   125.8   127.0   169.5   217.6   264.6
NASDAQ Stocks (SIC Code 3400-
 3499)                            100.0   114.1   127.2   148.5   184.2   253.0

  Index figures prepared by the Center for Research in Security Prices at The University of Chicago.

                 RELATIONS WITH INDEPENDENT PUBLIC ACCOUNTANTS

    The consolidated financial statements of the Company have been examined by BDO Seidman, LLP, Certified Public Accountants. A representative of BDO Seid-man, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement, if desired, and will be available to respond to appropri-ate questions. During October of 1996, the Company's Audit Committee selected the Company's auditors for the current fiscal year. It is expected that the same practice will be followed this year. The Company has no reason to believe that BDO Seidman, LLP will not be selected as the Company's principal auditors for the current fiscal year. They have audited the records of the Company for over ten years.

                  SHAREHOLDER PROPOSALS--1998 ANNUAL MEETING

    Any proposal of a shareholder intended to be presented for action at the next Annual Meeting of the Company must be received by the Company at 2700 Oak Industrial Drive, N.E., Grand Rapids, Michigan 49505, not later than May 15, 1998, if the shareholder wishes the proposal to be included in the Company's proxy materials for that meeting.

                      AVAILABILITY OF 10-K ANNUAL REPORT

    The annual report on Form 10-K, filed with the Securities and Exchange Commission, will be provided free to shareholders upon written request. Write Richard C. Simkins, Secretary, Knape & Vogt Manufacturing Company, 2700 Oak Industrial Drive, N.E., Grand Rapids, Michigan 49505.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10 percent shareholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the review of written communications and copies of such forms received by the Company, the Company believes that all required forms have been filed accurately and timely with the Securities and Exchange Commission.

                                 MISCELLANEOUS

    Management of the Company is not aware of any other matter to be presented for action at the meeting. However, if any such other matter is properly pre-sented for action, it is the intention of the persons named in the accompanying form of proxy to vote thereon in accordance with their best judgment.

    The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person, or by telephone or telegraph, by some regular employees of the Company, and by Morrow & Co. which the Company has retained to assist in the solicita-tion. The Company will pay Morrow & Co. $4,000 for its services. The above No-tice and Proxy Statement are sent by order of the Board of Directors.

September 17, 1997

                                              LOGO
                                                  Richard C. Simkins
                                                       Secretary

                                   APPENDIX A

                       KNAPE & VOGT MANUFACTURING COMPANY

                           1997 STOCK INCENTIVE PLAN

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
 ARTICLE 1
 ESTABLISHMENT AND PURPOSE OF THE PLAN.....................................  A-1
    1.1 Establishment of the Plan.........................................   A-1
    1.2 Purpose of the Plan...............................................   A-1
    1.3 Term of Plan......................................................   A-1
 ARTICLE 2
 DEFINITIONS...............................................................  A-1
 ARTICLE 3
 ADMINISTRATION............................................................  A-4
    3.1 The Committee.....................................................   A-4
    3.2 Committee Authority...............................................   A-4
 ARTICLE 4
 COMMON STOCK SUBJECT TO THE PLAN..........................................  A-5
 ARTICLE 5
 ELIGIBILITY...............................................................  A-6
 ARTICLE 6
 STOCK OPTIONS.............................................................  A-6
    6.1 Options...........................................................   A-6
    6.2 Grants............................................................   A-6
    6.3 Incentive Stock Options...........................................   A-6
    6.4 Terms of Options..................................................   A-7
 ARTICLE 7
 RESTRICTED STOCK.......................................................... A-10
    7.1 Awards of Restricted Stock........................................  A-10
    7.2 Awards and Certificates...........................................  A-10
    7.3 Restrictions and Conditions.......................................  A-11
 ARTICLE 8
 TERMINATION OR AMENDMENT OF THE PLAN...................................... A-11
 ARTICLE 9
 UNFUNDED PLAN............................................................. A-12

                                                                            PAGE
                                                                            ----
 ARTICLE 10
 ADJUSTMENT PROVISIONS..................................................... A-12
    10.1 Antidilution.....................................................  A-12
    10.2 Change in Control................................................  A-12
    10.3 Adjustments by Committee.........................................  A-13
 ARTICLE 11
 GENERAL PROVISIONS........................................................ A-13
    11.1 Legend...........................................................  A-13
    11.2 No Right to Employment...........................................  A-14
    11.3 Withholding of Taxes.............................................  A-14
    11.4 No Assignment of Benefits........................................  A-14
    11.5 Governing Law....................................................  A-14
    11.6 Application of Funds.............................................  A-14
    11.7 Rights as a Shareholder..........................................  A-15
 ARTICLE 12
 SHAREHOLDER APPROVAL...................................................... A-15

                      KNAPE & VOGT MANUFACTURING COMPANY
                           1997 STOCK INCENTIVE PLAN

                                   ARTICLE 1
                     ESTABLISHMENT AND PURPOSE OF THE PLAN

    1.1 Establishment of the Plan. Knape & Vogt Manufacturing Company, a Mich-igan corporation (the "Company"), hereby establishes a stock incentive plan to be known as the "Knape & Vogt Manufacturing Company 1997 Stock Incentive Plan" (the "Plan"), as set forth in this document. The Plan permits the granting of stock options and restricted stock to key employees of the Company and its subsidiaries.

    1.2 Purpose of the Plan. The purpose of the Plan is to promote the long-term success of the Company for the benefit of the Company's shareholders, through stock-based compensation, by aligning the personal interests of the Company's key employees with those of its shareholders. The Plan is also de-signed to allow key employees to participate in the Company's future, as well as to enable the Company to attract, retain and reward such employees. Compen-sation related to Awards under the Plan is generally intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code").

    1.3 Term of Plan. No Awards shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date ("Termination Date"), pro-vided that Awards granted prior to the Termination Date may extend beyond that date.

                                   ARTICLE 2
                                  DEFINITIONS

    For purposes of this Plan, the following terms shall have the meanings set forth below:

    2.1 AWARD means any award under this Plan of any Options or Restricted
Stock.

    2.2 AWARD AGREEMENT means an agreement evidencing the grant of an Award under this Plan. Awards under the Plan shall be evidenced by Award Agreements that set forth the details, conditions and limitations for each Award, as es-tablished by the Committee and shall be subject to the terms and conditions of the Plan.

    2.3 AWARD DATE means the date that an Award is made, as specified in an Award Agreement.

    2.4 BOARD means the Board of Directors of the Company.

    2.5 CAUSE means Termination of Employment as a result of action by the Company or a Subsidiary because of (i) the Participant's conviction for, or plea of nolo contendere to, a felony or a crime involving moral turpitude,
(ii) the Participant's commission of an act involving personal dishonesty or fraud involving personal profit in connection with the Participant's employ-ment, (iii) the Participant's commission of an act involving willful miscon-duct or gross negligence in the conduct of the Participant's employment du-ties, (iv) habitual absenteeism, chronic alcoholism or any other form of ad-diction on the part of the Participant, or (v) the Participant's breach of any material provision of any of the Company's or a Subsidiaries employment poli-cies.

    2.6 CHANGE IN CONTROL is defined in Article 10.

    2.7 CODE means the Internal Revenue Code of 1986, as amended.

    2.8 COMMITTEE means the Committee, as specified in Article 3, appointed by the Board to administer the Plan, no members of which shall be eligible to re-ceive an Award pursuant to the Plan.

    2.9 COMMON STOCK means the Common Stock, $2.00 par value per share, of the Company.

    2.10 DISABILITY means permanent and total disability as determined under the rules and guidelines established by the Committee for purposes of the Plan.

    2.11 EFFECTIVE DATE means July 1, 1997.

    2.12 EMPLOYEE means a salaried employee (including officers and directors who are also employees) of the Company or a Subsidiary.

    2.13 EVA BONUS means a bonus payable to a Participant under the EVA Plan.

    2.14 EVA BONUS OPTION AMOUNT means the portion of a Participant's EVA Bo-nus which the Participant has elected to waive and designated for use in de-termining Option grants.

    2.15 EVA PLAN means the Economic Value Added Incentive Remuneration Plan approved by the Board.

    2.16 EXERCISE PRICE means the price at which a share of Common Stock may be purchased by a Participant pursuant to an Option, as determined by the Com-mittee.

    2.17 FAIR MARKET VALUE means, as to Incentive Stock Options, the closing sale price per share of the Common Stock on the relevant valuation date on the National Association of Securities Dealers Automated Quotation System or any successor system then in use ("NASDAQ"). If no sale of shares of Common Stock is reflected on the NASDAQ on a date, "Fair Market Value" shall be determined on the next preceding day on which there was a sale of shares of Common Stock re-flected on NASDAQ. Fair Market Value means, as to Nonqualified Stock Options, the average NASDAQ closing sale prices per share of the Common Stock during the calendar month immediately preceding the relevant valuation date.

    2.18 FIXED PERCENTAGE INCREASE means a percentage equal to the Index Rate plus two percent (2%) less the Projected Dividend Yield. The Fixed Percentage Increase will be established by the Committee, subject to Board approval, as of the Award Date and will remain in effect for the term of the Option or Op-tions to which it applies.

    2.19 INCENTIVE STOCK OPTION or ISO means an option to purchase shares of Common Stock granted under Article 6, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

    2.20 INDEX RATE means the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of five (5) years, as most recently made available by the Federal Reserve Board prior to an Award Date.

    2.21 NON-EMPLOYEE DIRECTOR has the meaning set forth in Rule 16b-3(b)(3)(i) or any successor definition adopted by the Securities and Exchange Commission.

    2.22 NONQUALIFIED STOCK OPTION or NQSO means an option to purchase shares of Common Stock, granted under Article 6, which is not an Incentive Stock Op-tion.

    2.23 OPTION means an Incentive Stock Option or a Nonqualified Stock Op-tion.

    2.24 PARTICIPANT means an Employee of the Company or a Subsidiary who holds an outstanding Award granted under the Plan.

    2.25 PERMITTED TRANSFEREE means (i) a spouse, a child, or a grandchild of a Participant (each an "Immediate Family Member"), (ii) a trust for the exclu-sive benefit of a Participant and/or one or more Immediate Family Members, or
(iii) a partnership or limited liability company whose only partners or mem-bers are the Participant and/or one or more Immediate Family Members.

    2.26 PROJECTED DIVIDEND YIELD means a percentage determined by dividing the average projected annual dividends per share of Common Stock into the av-erage projected market price per share of Common Stock over the term of the Option or Options as to which a Fixed Percentage Increase is being determined, with such projections as to annual dividends and market prices to be made in the discretion of the Committee, subject to Board approval.

    2.27 RETIREMENT (including normal, early and disability retirement) means the termination of a Participant's employment with the Company or a Subsidiary with eligibility for normal, early or disability retirement benefits under the terms of the Company's profit sharing plan, as amended and in effect at the time of such termination of employment.

    2.28 RESTRICTED STOCK means an Award granted to a Participant under Arti-cle 7 of this Plan.

    2.29 RULE 16B-3 means Rule 16b-3 promulgated by the Securities and Ex-change Commission under the Securities Exchange Act of 1934 (the "Act"), as amended from time to time or any successor rule.

    2.30 SUBSIDIARY means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

    2.31 TERMINATION DATE means June 30, 2007.

    2.32 TERMINATION OF EMPLOYMENT means the termination of a Participant's employment with the Company or a Subsidiary. A Participant employed by a Sub-sidiary shall also be deemed to incur a Termination of Employment if the Sub-sidiary ceases to be a Subsidiary and the Participant does not immediately thereafter become an Employee of the Company or another Subsidiary.

                                   ARTICLE 3
                                ADMINISTRATION

    3.1 The Committee. The Plan shall be administered by the Executive Compen-sation Committee designated by the Board consisting of not less than three (3) directors who shall be appointed from time to time by the Board, each of whom shall qualify as a Non-Employee Director.

    3.2 Committee Authority. Subject to the Company's Articles of Incorpora-tion, Bylaws and the provisions of this Plan, the Committee shall have full authority to grant Awards to key Employees of the Company or a Subsidiary, however, no Award shall be granted without Board approval. Awards may be granted singly, in combination, or in tandem. The authority of the Committee shall include the following:

      (a) To select the key Employees of the Company or a Subsidiary to whom Awards may be granted under the Plan;

      (b) To determine whether and to what extent Options and Restricted Stock Awards, or any combination thereof are to be granted under the Plan;

      (c) To determine the number of shares of Common Stock to be covered by each Award;

      (d) To determine the terms and conditions of any Award Agreement, including, but not limited to, the Option Price, any vesting restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares Common Stock relating thereto, based on such factors as the Committee shall determine in its sole discretion;

      (e) To determine whether, to what extent and under what circumstances grants of Awards are to operate on a tandem basis and/or in conjunction with or apart from other cash compensation arrangements made by Company other than under the terms of this Plan;

      (f) To determine under what circumstances an Award may be settled in cash, Common Stock, or a combination thereof; and

      (g) To determine to what extent and under what circumstances shares of Common Stock and other amounts payable with respect to an Award shall be deferred.

    The Committee shall have the authority to adopt, alter and repeal such ad-ministrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (including any Award Agreement) and to otherwise supervise the administration of the Plan. However, the Com-mittee shall take no action which will impair any Award previously granted un-der the Plan or cause the Plan or the Award not to meet the requirements of Rule 16b-3. A majority of the Committee shall constitute a quorum, and the acts of a majority of a quorum at any meeting, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The interpretation and construction by the Committee of any provisions of the Plan or any Award granted under the Plan shall be final and binding upon the Company, the Board and Participants, including their re-spective heirs, executors and assigns. No member of the Board or the Committee shall be liable for any action or determination made in good faith with re-spect to the Plan or an Award granted hereunder.

                                   ARTICLE 4
                       COMMON STOCK SUBJECT TO THE PLAN

    Subject to adjustment as provided in Section 10.1, the maximum aggregate number of shares of Common Stock which may be issued under this Plan shall not exceed 600,000 shares, which may be either authorized and unissued Common Stock or issued Common Stock reacquired by the Company ("Plan Shares"). Deter-minations as to the number of Plan Shares that remain available for issuance under the Plan shall be made in accordance with such rules and procedures as the Committee shall determine from time to time, which shall be consistent with the requirements of Rule 16b-3 and regulatory and judicial interpreta-tions thereof. If an Award expires unexercised or is forfeit-ed, canceled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock that were theretofore subject (or potentially subject) to such Award may again be made subject to an Award Agreement; provided, how-ever, that any such shares subject to a forfeited or canceled Award shall not again be made subject to an Award Agreement to any Participant who received, directly or indirectly, any of the benefits of ownership of the securities un-derlying such Award, excluding the right to vote such shares.

                                   ARTICLE 5
                                  ELIGIBILITY

    The persons who shall be eligible to receive Awards under the Plan shall be such key Employees as the Committee shall select from time to time. In mak-ing such selections, the Committee shall consider such factors as the Commit-tee in its discretion shall deem relevant. Participants may hold more than one Award, but only on the terms and subject to the restrictions set forth in the Plan and their respective Award Agreements.

                                   ARTICLE 6
                                 STOCK OPTIONS

    6.1 Options. Options may be granted alone or in addition to other Awards granted under this Plan. Each Option granted under this Plan shall be either an Incentive Stock Option ("ISO") or a Nonqualified Stock Option ("NQSO").

    6.2 Grants. The Committee shall have the authority to grant to any Partic-ipant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Options, provided that the Participant (i) is also a participant in the EVA Plan, (ii) has designated an EVA Bonus Option Amount, and (iii) is en-titled to an EVA Bonus. The Participant's EVA Bonus Option Amount will be used to determine the number of shares subject to Options that will be granted to a Participant as further provided in Section 6.4(a). To the extent that any Op-tion does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Option or the portion thereof which does not qualify shall constitute a separate Non-qualified Stock Option.

    6.3 Incentive Stock Options. Anything in the Plan to the contrary notwith-standing, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqual-ify any Incentive Stock Option under such Section 422. An Incentive Stock Op-tion shall not be granted to an individual who, on the date of grant, owns stock possessing more than ten per-cent (10%) of the total combined voting power of all classes of stock of the Company. The aggregate Fair Market Value, determined on the Award Date of the shares of Common Stock with respect to which one or more Incentive Stock Op-tions (or other incentive stock options within the meaning of Section 422 of the Code, under all other option plans of the Company) granted on or after January 1, 1987, that are exercisable for the first time by a Participant dur-ing any calendar year shall not exceed the $100,000 limitation imposed by Sec-tion 422(d) of the Code.

    6.4 Terms of Options. Options granted under the Plan shall be evidenced by Award Agreements in such form as the Committee shall from time to time ap-prove, and which Agreements shall comply with and be subject to the following terms and conditions:

      (a) Number of Shares Subject to Option. The number of shares of Common Stock subject to an Option granted to a Participant under this Plan will be determined by dividing the EVA Bonus Option Amount by five percent (5%) of the Fair Market Value of one share of Common Stock. However, no more than 200,000 shares of Common Stock in the aggregate may be covered by Options granted under this Plan with respect to any fiscal year of the Company. If the formula for determining the number of shares covered by all Options would exceed the 200,000 share limitation, the number of shares covered by all Options granted with respect to that year shall be proportionally reduced. Conversely, if the formula for determining the number of shares covered by all Options would be less than the 200,000 share limitation, the 200,000 share limitation with respect to the following year shall be increased by the difference. The Board is authorized, in its discretion, to reduce the maximum aggregate number of shares that may be covered by Options with respect to any particular fiscal year of the Company. The EVA Bonus Option Amount is not paid in consideration for the Option; it is merely a figure utilized in the formula to determine the number of shares covered by an Option granted under the Plan.

      (b) Exercise Price. The Exercise Price per share of Common Stock purchasable under an Option shall be a single fixed exercise price equal to one hundred percent (100%) of the Fair Market Value of the Common Stock at the Award Date increased by the Fixed Percentage Increase compounded annually over the term of the Option.

      (c) Option Term. The term of each Option shall be five (5) years after the date the Option is granted.

      (d) Vesting. Except as otherwise provided herein, all Options granted under the Plan shall vest three (3) years after the date the Option was granted, subject to acceleration as provided in Sections 6.4(i), 6.4(j) and 10.2.

      (e) Exercisability. Except as otherwise provided in this Plan, no Option shall be exercisable either in whole or in part prior to the third anniversary of the Award Date. Thereafter, an Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and set forth in the Award Agreement. If the Committee provides that any Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine.

      (f) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (e) above, Options may be exercised in whole or in part at any time after they become exercisable during the term of the Option, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in such form as the Committee may accept. Notwithstanding the foregoing, an Option shall not be exercisable with respect to less than 100 shares of Common Stock unless the remaining shares covered by an Option are fewer than 100 shares. If and to the extent determined by the Committee in its sole discretion at or after grant, payment in full or in part may also be made in the form of Common Stock owned for at least six months by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) or Restricted Stock, or by reduction in the number of shares issuable upon such exercise based, in each case, on the Fair Market Value of the Common Stock on the last trading date preceding payment as determined by the Committee (without regard to any forfeiture restrictions applicable to Restricted Stock). No shares of stock shall be issued until payment has been made. A Participant shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid for such shares as provided herein, and, if requested, has given the representation described in Section 11.1 of the Plan. Notwithstanding the foregoing, if payment in full or in part has been made in the form of Restricted Stock, an equivalent number of shares of Common Stock issued on exercise of the Option shall be subject to the same restrictions and conditions, and during the remainder of the Restriction Period [as defined in Section 7.3(a)], applicable to the shares of Restricted Stock surrendered therefor.

      (g) Nontransferability of Options. No Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, provided, however, a Nonqualified Stock Option may be transferred, without consideration, to a Permitted Transferee if the Participant satisfies such conditions to the transfer as may be required by the Committee. A Permitted Transferee shall succeed to all rights and benefits (except any right to further transfer of the Option) and be subject to all obligations and limitations applicable to the original Participant. However, such rights and benefits (except any right to further transfer of the Option), and obligations and limitations shall be determined as if the original Participant continued to hold the Option, whereby provisions of this Plan dealing with termination of employment, retirement, disability or death of a Participant will continue to refer to the original Participant regardless of whether a Nonqualified Stock Option has been transferred to a Permitted Transferee. The Company shall have no obligation to notify a Permitted

  Transferee of the termination of employment, retirement, disability, or death of a Participant. Further, all Options shall be exercisable, during the Participant's lifetime, only by such Participant, or, in the case of a Nonqualified Stock Option, by a Participant or a Permitted Transferee, as the case may be. The designation of a person entitled to exercise an Option after a person's death will not be deemed a transfer.

      (h) Termination of Employment for Cause or Voluntary Resignation. Upon Termination of Employment for Cause or as a result of a Participant's voluntary resignation, each Option held by the Participant shall, to the extent vested at the date of such Termination of Employment and not fully exercised, be exercisable, in whole or in part, at any time within the remaining term of the Option following Termination of Employment, subject, however, to any limitations on the exercise of such Options in effect at the date of exercise under the terms of this Plan or under the terms of the Award Agreement. If the Participant dies after such Termination of Employment, the Option, to the extent vested at the date of Termination of Employment and not fully exercised, shall be exercisable, in whole or in part, by the personal representative of the Participant's estate or by any other person or persons who shall have acquired the Option directly from the Participant by bequest or inheritance or by a Permitted Transferee.

      (i) Termination of Employment Without Cause, for Retirement or Disability. Upon Termination of Employment without Cause or by reason of Retirement or Disability, each Option held by such Participant shall be fully vested and, to the extent that an Option shall not have been fully exercised, remain exercisable in whole or in part, for the remaining term of the Option following such Termination of Employment, subject, however, to any limitations imposed by the Plan. If the Participant dies after such Termination of Employment, the Option, to the extent not fully exercised, shall be exercisable, in whole or in part, by the personal representative of the Participant's estate or by any other person or persons who shall have acquired the Option directly from the Participant by bequest or inheritance or by a Permitted Transferee.

      (j) Termination of Employment for Death. Upon Termination of Employment due to death, each Option held by such Participant shall be fully vested and, to the extent that an Option shall not have been fully exercised, be exercisable, in whole or in part, by the personal representative of the Participant's estate or by any person or persons who shall have acquired the Option directly from the Participant by bequest or inheritance or by a Permitted Transferee, subject, however, to any limitation on the exercise of such Option in effect at the date of exercise.

      (k) Termination of Options. Any Option that is not exercised within whichever of the exercise periods specified in Sections 6.4(h), (i) or (j) is applicable shall terminate upon expiration of such exercise period.

      (l) Purchase and Settlement Provisions. The Committee may at any time offer to purchase an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

                                   ARTICLE 7
                               RESTRICTED STOCK

    7.1 Awards of Restricted Stock. Subject to adjustment, as provided in Sec-tion 10.1, of the maximum number of shares of Common Stock which may be issued under this Article, no more than 50,000 Plan Shares may be issued as Re-stricted Stock awards pursuant to this Article 7. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall, subject to Board approval, determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the Participant, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration there-of, and all other terms and conditions of the Awards. The Committee may condi-tion the grant of Restricted Stock upon the achievement of specific business objectives, measurements of individual or business unit or Company perfor-mances, or such other factors as the Committee may determine. The provisions of Restricted Stock awards need not be the same with respect to each Partici-pant, and such Awards to individual Participants need not be the same in sub-sequent years.

    7.2 Awards and Certificates. A prospective Participant selected to receive Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has executed an Award Agreement evidencing the Award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

      (a) Acceptance. Awards of Restricted Stock must be accepted within a period of 20 days (or such shorter period as the Committee may specify at grant) after the Award Date, by executing an Award Agreement and by paying whatever price (if any) the Committee has designated for such shares of Restricted Stock.

      (b) Legend. Each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

    "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Knape & Vogt Manufacturing Company 1997 Stock Incentive Plan and related Award Agreement entered into between the
    registered owner and the Company, dated                 . Copies of
    such Plan and Agreement are on file in the offices of the Company, 2700 Oak Industrial Drive, N.E., Grand Rapids, MI 49505."

      (c) Custody. The Committee may require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

    7.3 Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Plan shall be subject to the following restrictions and con-ditions:

      (a) Restriction Period. Subject to the provisions of this Plan and the Award Agreement, during a period set by the Committee (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge, or assign shares of Restricted Stock awarded under this Plan. Subject to these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine.

      (b) Rights as Shareholder. Except as provided in this subsection (b) and subsection (a) above, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including the right to receive any dividends. The Committee, in its sole discretion, as determined at the time of Award, may permit or require the payment of dividends to be deferred. If any dividends or other distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

      (c) Termination of Employment. Subject to the applicable provisions of the Award Agreement and this Article 7, upon Termination of Employment for any reason during the Restriction Period, all Restricted Shares still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Committee as specified in the Award Agreement.

      (d) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant.

                                   ARTICLE 8
                     TERMINATION OR AMENDMENT OF THE PLAN

    The Board may at any time amend, discontinue or terminate this Plan or any part thereof (including any amendment deemed necessary to ensure that the Com-pany may comply with any applicable regulatory requirement); provided, howev-er, that, unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such amendment, discontinuance or termina-tion, may not be impaired without the consent of such Participant and, pro-vided further, with-out the approval of the Company's shareholders, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan (except by operation of Section 10.1); (ii) change the definition of Employees eligible to receive Awards under this Plan; (iii) de-crease the option price of any Option to less than one hundred percent (100%) of the Fair Market Value on the date of grant for an Option; (iv) extend the maximum option period under Section 6.4(c) of the Plan; or (v) cause the Plan not to comply with either Rule 16b-3, or any successor rule under the Act, or
Section 162(m) of the Code. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 10.2, no such amendment or other action by the Committee shall impair the rights of any Participant without the Participant's consent. Awards may not be granted under the Plan after the Termination Date, but Awards granted prior to such date shall remain in effect or become exercisable pursuant to their re-spective terms and the terms of this Plan.

                                   ARTICLE 9
                                 UNFUNDED PLAN

    This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payment not yet made to a Partici-pant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

                                  ARTICLE 10
                             ADJUSTMENT PROVISIONS

    10.1 Antidilution. Subject to the provisions of this Article 10, if the outstanding shares of Common Stock are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with re-spect to such shares of Common Stock or other securities, through merger, con-solidation, sale of all or substantially all of the assets of the Company, re-organization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Com-mon Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Articles 4, 6 and 7 of the Plan, (ii) the number and kind of shares or other securities sub-ject to the then outstanding Awards, and (iii) the price for each share or other unit of any other securities subject to the then outstanding Awards.

    10.2 Change in Control. Notwithstanding Section 10.1, upon the occurrence of a Change in Control, all Awards then outstanding under the Plan will be fully vested and exercisable and all restrictions will immediately cease. As used in this Plan, a "Change in Control" of the Company shall be deemed to have occurred only if:

      (i) Any "person" [as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")] is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty-one percent (51%) or more of the combined voting power of the Company's then outstanding securities; or

      (ii) At any time a majority of the Board is comprised of other than Continuing Directors (for purposes of this and the following paragraphs, the term "Continuing Director" means a director who was either (A) first elected or appointed as a director prior to the date of this Plan; or (B) subsequently elected or appointed as a director if such director was nominated or appointed by at least a majority of the then Continuing Directors); or

      (iii) Any of the following occur:

        (A) Any merger or consolidation of the Company, other than a merger or consolidation in which the voting securities of the Company immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) fifty-one percent (51%) or more of the combined voting power of the Company or surviving entity immediately after the merger or consolidation with another entity;

        (B) Any sale, exchange, lease, mortgage, pledge, transfer, or other disposition (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Company, which shall not include any asset sales approved by the Continuing Directors for the specific purpose of downsizing of the Company's continuing business operations;

        (C) Any liquidation or dissolution of the Company; or

        (D) Any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing; or any agreement, contract, or other arrangement providing for any of the foregoing.

    10.3 Adjustments by Committee. Any adjustments pursuant to this Article 10 will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of any such ad-justments. Only cash payments will be made in lieu of fractional shares.

                                  ARTICLE 11
                              GENERAL PROVISIONS

    11.1 Legend. The Committee may require each person purchasing shares pur-suant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distri-bution thereof. In addition to any legend required by this

Plan, the certificates for such shares may include any legend which the Com-mittee deems appropriate to reflect any restrictions on transfer.

    All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Commit-tee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restric-tions.

    11.2 No Right to Employment. Neither this Plan nor the grant of any Award hereunder shall give any Participant or other Employee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall there be a limitation in any way on the right of the Company or any Subsidiary by which an Employee is employed to terminate his or her employment at any time.

    11.3 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any federal, state or local taxes required by law to be withheld. Unless otherwise prohibited by the Com-mittee, each Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold from the shares other-wise issuable to the Participant a number of shares having a Fair Market Value as of the "Tax Date", less than or equal to the amount of the withholding tax obligation; or (c) delivering to the Company unencumbered shares owned by the Participant having a Fair Market Value, as of the Tax Date, less than or equal to the amount of the withholding tax obligation. The "Tax Date" shall be the date that the amount of tax to be withheld is determined.

    11.4 No Assignment of Benefits. No Option, Award or other benefit payable under this Plan shall, except as otherwise specifically transfer, provided by law, be subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to antic-ipate, alienate, attach, sell, transfer, assign, pledge, encumber or charge, any such benefits shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

    11.5 Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws and in the courts of the state of Michigan.

    11.6 Application of Funds. The proceeds received by the Company from the sale of shares of Common Stock pursuant to Awards granted under this Plan will be used for general corporate purposes.

    11.7 Rights as a Shareholder. Except as otherwise provided in an Award Agreement, a Participant shall have no rights as a shareholder of the Company until he or she becomes the holder of record of Common Stock.

                                   ARTICLE 12
                              SHAREHOLDER APPROVAL

    The Plan shall be effective on the Effective Date and shall be submitted for approval by the shareholders of the Company at the Annual Meeting of Share-holders in 1997. If the shareholders do not approve the Plan, it, and any ac-tion taken under the Plan, shall be void and of no effect.

PROXY                 KNAPE & VOGT MANUFACTURING COMPANY                   PROXY

          This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders to be Held on October 17, 1997

                                 Common Stock

     The undersigned hereby appoints Herbert F. Knape, Richard S. Knape and Richard C. Simkins, and each of them, Proxies with power of substitution to vote all of the shares of Common Stock of Knape & Vogt Manufacturing Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 2700 Oak Industrial Drive, N.E., Grand Rapids, Michigan, and at all adjournments thereof as stated below.

If you also hold Class B Common Stock, please fill out the blue Class B Proxy.

           PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

                      KNAPE & VOGT MANUFACTURING COMPANY
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [_]


1.  Election of director to be elected by holders of          FOR      WITHHOLD
    Common Stock voting as a class--                          [_]         [_]
    Nominee: Allan E. Perry

2.  Election of director to be elected by holders of          FOR      WITHHOLD
    Common Stock voting together as a class with              [_]         [_]
    Class B Common Stock--
    Nominee: John E. Fallon

3.  To consider and act upon a proposal to             FOR     AGAINST   ABSTAIN
    approve the Company's 1997 Stock                   [_]       [_]       [_]
    Incentive Plan.

This proxy when executed will be voted in the manner directed by the undersigned. If no direction is given, this proxy will be voted "FOR" the selection of the nominees named in Items (1) and (2) and "FOR" the approval of the Company's 1997 Stock Incentive Plan.

                                                Dated:                    , 1997
                                                       -------------------
                          Signature(s)
                                       -----------------------------------------

                          ------------------------------------------------------
                          Please sign your name as it appears on this proxy. If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign. Attorneys should submit power of attorney forms.


                             FOLD AND DETACH HERE

                            YOUR VOTE IS IMPORTANT!

           PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.

PROXY                  KNAPE & VOGT MANUFACTURING COMPANY                  PROXY


          This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders to be Held on October 17, 1997

                             Class B Common Stock

     The undersigned hereby appoints Herbert F. Knape, Richard S. Knape and Richard C. Simkins, and each of them, Proxies with power of substitution to vote all of the shares of Class B Common Stock of Knape & Vogt Manufacturing Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 2700 Oak Industrial Drive, N.E., Grand Rapids, Michigan, and to all adjournments thereof as stated below.

 If you also hold Common Stock, please fill out the white Common Stock Proxy.

           PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

1.    Election of director to be elected by holders of    FOR WITHHOLD
      Class B Common Stock voting together as a class
      with Common Stock--                                 [_]    [_]
      Nominee: John E. Fallon

                                                          FOR  AGAINST ABSTAIN
2.    To consider and act upon a proposal to approve
      the Company's 1997 Stock Incentive Plan.            [_]    [_]     [_]

This proxy when executed will be voted in the manner directed by the undersigned. If no direction is given, this proxy will be voted "FOR" the election of the nominee named in Item (1) and "FOR" the approval of the Company's 1997 Stock Incentive Plan.

                                    Dated:                               , 1997
                                           ------------------------------

                       Signature(s)
                                   ---------------------------------------------

                       ---------------------------------------------------------
                       Please sign your name as it appears on this proxy. If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, Each holder should sign. Attorneys should submit power of attorney forms.

                             FOLD AND DETACH HERE

                            YOUR VOTE IS IMPORTANT!

           PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.